Exhibit 99.1
Kennedy Wilson Europe Real Estate Limited Announces Tender Offer for its £500,000,000 3.95 per cent. Bonds due 2022
THIS ANNOUNCEMENT RELATES TO THE DISCLOSURE OF INFORMATION THAT QUALIFIED OR MAY HAVE QUALIFIED AS INSIDE INFORMATION WITHIN THE MEANING OF ARTICLE 7(1) OF THE MARKET ABUSE REGULATION (EU) 596/2014
NOT FOR DISTRIBUTION IN OR INTO OR TO ANY PERSON LOCATED OR RESIDENT IN THE UNITED STATES OF AMERICA, ITS TERRITORIES AND POSSESSIONS (INCLUDING PUERTO RICO, THE U.S. VIRGIN ISLANDS, GUAM, AMERICAN SAMOA, WAKE ISLAND AND THE NORTHERN MARIANA ISLANDS), ANY STATE OF THE UNITED STATES OF AMERICA OR THE DISTRICT OF COLUMBIA (the United States) OR TO ANY U.S. PERSON (AS DEFINED IN REGULATION S OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the Securities Act)) OR INTO ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS DOCUMENT (SEE "OFFER AND DISTRIBUTION RESTRICTIONS" BELOW).
7 October 2020. Kennedy Wilson Europe Real Estate Limited (the Offeror) announces today its invitation to holders of its £500,000,000 3.95 per cent. Bonds due 2022 (ISIN: XS1117292554) (the Bonds) to tender their Bonds for purchase by the Offeror for cash (the Offer). The Offer is being made on the terms and subject to the conditions contained in the tender offer memorandum dated 7 October 2020 (the Tender Offer Memorandum) prepared by the Offeror, and is subject to the offer restrictions set out below and as more fully described in the Tender Offer Memorandum.
Copies of the Tender Offer Memorandum are (subject to distribution restrictions) available from the Tender Agent as set out below. Capitalised terms used in this announcement but not defined have the meanings given to them in the Tender Offer Memorandum.
Summary
A summary of certain of the terms of the Offer appears below:

Description of the Bonds	ISIN/ Common Code	Outstanding Nominal Amount	Purchase Price	Maximum Acceptance Amount
£500,000,000 3.95 per cent. Bonds due 2022	XS1117292554 / 111729255	£500,000,000	101 per cent.	Subject as set out in the Tender Offer Memorandum, up to £325,000,000 in aggregate nominal amount

Rationale for the Offer
The purpose for the Offer is to provide liquidity to those holders whose Bonds are accepted. Simultaneously, the Offer will enable the Offeror to optimise its balance sheet structure and future interest expense, whilst maintaining a prudent approach to liquidity. Bonds purchased by the Offeror pursuant to the Offer will be cancelled and will not be re-issued or re-sold.

Details of the Offer
Purchase Price
The Offeror will pay for Bonds accepted by it for purchase pursuant to the Offer a price equal to 101 per cent. of the nominal amount of the relevant Bonds (the Purchase Price).
Accrued Interest
The Offeror will also pay an Accrued Interest Payment in respect of Bonds accepted for purchase pursuant to the Offer.
Final Acceptance Amount and pro rata scaling
The Offeror proposes to accept for purchase pursuant to the Offer up to £325,000,000 in aggregate nominal amount of the Bonds (the Maximum Acceptance Amount), although the Offeror reserves the right, in its sole and absolute discretion, to accept significantly more or significantly less than (or none of) such amount for purchase pursuant to the Offer (the final aggregate nominal amount of Bonds accepted for purchase pursuant to the Offer being the Final Acceptance Amount).
If the aggregate nominal amount of Bonds validly tendered for purchase pursuant to the Offer is greater than the Final Acceptance Amount, Bonds may be accepted for purchase on a pro rata basis, as fully described in the Tender Offer Memorandum.
Additional Disclosures
The Offeror currently has a firm commitment for four separate new secured financings over certain properties located in the United Kingdom and Ireland for an aggregate amount of up to £285,000,000, each with a 3-year term with two 1-year extension options at a rate of GBP LIBOR/EURIBOR, as applicable, plus 3%. The Offeror expects to pay for the Offer using a combination of current cash on the balance sheet and loan proceeds from such secured financings.
In addition, the Offeror is in advanced negotiations on certain asset sales located in the United Kingdom and Ireland for aggregate gross sales proceeds of approximately £229,000,000 and is currently considering various strategic options with respect to its investments in industrial and logistics assets in the United Kingdom, including entering into joint ventures with existing or new equity partners. There can be no assurance that the Offeror will complete any or all of these transactions.
Tender Instructions
In order to participate in, and be eligible to receive the Purchase Price and Accrued Interest Payment pursuant to, the Offer, Bondholders must validly tender their Bonds by delivering, or arranging to have delivered on their behalf, a valid Tender Instruction that is received by the Tender Agent by 4.00 p.m. (London time) on 14 October 2020. Tender Instructions will be irrevocable except in the limited circumstances described in the Tender Offer Memorandum.
Tender Instructions must be submitted in respect of a minimum nominal amount of Bonds of no less than £100,000, being the minimum denomination of the Bonds, and may be submitted in integral amounts of £1,000 thereafter.
A separate Tender Instruction must be completed on behalf of each beneficial owner.

Indicative Timetable for the Offer

Events	Times and Dates (All times are London time)
Commencement of the Offer Offer announced. Tender Offer Memorandum available from the Tender Agent.	Wednesday, 7 October 2020
Expiration Deadline Final deadline for receipt of valid Tender Instructions by the Tender Agent in order for Bondholders to be able to participate in the Offer.	4.00 p.m. on Wednesday, 14 October 2020
Announcement of Results
Announcement of whether the Offeror will accept valid tenders of Bonds pursuant to the Offer and, if so accepted, the Final Acceptance Amount and details of any pro rata scaling.
As soon as reasonably practicable on Thursday, 15 October 2020
Settlement Date Expected Settlement Date for the Offer. Payment of the Purchase Price and Accrued Interest for any Bonds accepted for purchase and settlement of such purchases.	Thursday, 22 October 2020
The Offeror may, in its sole discretion, extend, re-open, amend, waive any condition of and/or terminate the Offer at any time (subject to applicable law and as provided in the Tender Offer Memorandum) and the above times and dates are subject to the right of the Offeror to so extend, re-open, amend, waive any condition of and/or terminate the Offer.
Bondholders are advised to check with any bank, securities broker or other intermediary through which they hold Bonds when such intermediary would need to receive instructions from a Bondholder in order for that Bondholder to be able to participate in, or (in the limited circumstances in which revocation is permitted) revoke their instruction to participate in, the Offer. The deadlines set by any such intermediary and each Clearing System for the submission and withdrawal of Tender Instructions will be earlier than the relevant deadlines set out above and in the Tender Offer Memorandum.
Unless stated otherwise, announcements in connection with the Offer will be made (i) by publication through RNS and (ii) by the delivery of notices to the Clearing Systems for communication to Direct Participants. Such announcements may also be found on the relevant Reuters Insider Screen and be made by the issue of a press release to a Notifying News Service. Copies of all such announcements, press releases and notices can also be obtained upon request from the Tender Agent, the contact details for which are below. Significant delays may be experienced where notices are delivered to the Clearing Systems and Bondholders are urged to contact the Tender Agent for the relevant announcements during the course of the Offer. In addition, Bondholders may contact the Dealer Managers for information using the contact details below.
Bondholders are advised to read carefully the Tender Offer Memorandum for full details of and information on the procedures for participating in the Offer.
J.P. Morgan Securities plc (Telephone: +44 20 7134 2468; Attention: Liability Management; Email: liability_management_EMEA@jpmorgan.com) and Morgan Stanley & Co. International plc (Telephone: +44 20 7677 5040; Attention: Liability Management; Email:

liabilitymanagementeurope@morganstanley.com) are acting as Dealer Managers for the Offer and Lucid Issuer Services Limited (Telephone: +44 20 7704 0880; Attention: Mu-yen Lo/Thomas Choquet; Email: kennedywilson@lucid-is.com) is acting as Tender Agent.
Questions and requests for assistance in connection with (i) the Offer may be directed to the Dealer Managers and (ii) the delivery of Tender Instructions may be directed to the Tender Agent, the contact details for each of which are set out above.
This announcement is released by the Offeror and contains information that qualified or may have qualified as inside information for the purposes of Article 7 of the Market Abuse Regulation (EU) 596/2014 (MAR), encompassing information relating to the Offer described above. For the purposes of MAR and Article 2 of Commission Implementing Regulation (EU) 2016/1055, this announcement is made by Padmini Singla, General Counsel, Europe of the Offeror.
LEI Number: 213800WIL553Z1T6DZ52
DISCLAIMER This announcement must be read in conjunction with the Tender Offer Memorandum. This announcement and the Tender Offer Memorandum contain important information which should be read carefully before any decision is made with respect to the Offer. If any Bondholder is in any doubt as to the content of this announcement, the Tender Offer Memorandum or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, from its broker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Bonds are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Bonds pursuant to the Offer. None of the Offeror, the Dealer Managers or the Tender Agent or any of their respective directors, employees or affiliates makes any recommendation whether Bondholders should tender Bonds pursuant to the Offer.
OFFER AND DISTRIBUTION RESTRICTIONS
The distribution of this announcement and/or the Tender Offer Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this announcement and/or the Tender Offer Memorandum comes are required by each of the Offeror, the Dealer Managers and the Tender Agent to inform themselves about, and to observe, any such restrictions. Neither this announcement nor the Tender Offer Memorandum constitutes an offer to buy or a solicitation of an offer to sell the Bonds (and tenders of Bonds in the Offer will not be accepted from Bondholders) in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer and either Dealer Manager or any of the Dealer Managers’ respective affiliates is such a licensed broker or dealer in any such jurisdiction, the Offer shall be deemed to be made by such Dealer Manager or such affiliate, as the case may be, on behalf of the Offeror in such jurisdictions.
United States. The Offer is not being made, and will not be made, directly or indirectly, in or into, or by use of the mails of, or by any means or instrumentality of interstate or foreign commerce of, or of any facilities of a national securities exchange of, the United States. This includes, but is not limited to, facsimile transmission, electronic mail, telex, telephone, the internet and other forms of electronic communication. The Bonds may not be tendered in the Offer by any such use, means, instrumentality or facility from or within the United States or by persons located or resident in the United States. Accordingly, copies of the Tender Offer Memorandum and any other documents or materials relating to the Offer are not being, and must not be, directly or indirectly mailed or otherwise transmitted, distributed or forwarded (including, without limitation, by custodians, nominees or trustees) in or into the United States or to any persons located or resident in the United States. Any purported tender of Bonds in the Offer resulting directly or indirectly from a violation of these restrictions will be invalid and any purported tender of Bonds made by, or by any person acting for the account or benefit of, a person located in the United States or any agent, fiduciary or other intermediary acting on a non-discretionary basis for a principal giving instructions from within the United States will be invalid and will not be accepted.
Each Bondholder participating in the Offer will represent that it or any beneficial owner of the Bonds or any person on whose behalf such person is acting is not a U.S. person (as defined in Regulation S under the Securities Act) or located and/or resident in the United States and will not be located and/or resident in the United States at the time of the submission of its Tender Instruction. For the purposes of this and the above paragraph, United States means the United States of America, its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American

Samoa, Wake Island and the Northern Mariana Islands), any state of the United States of America and the District of Columbia.
Italy. None of the Offer, this announcement, the Tender Offer Memorandum or any other documents or materials relating to the Offer has been or will be submitted to the clearance procedures of the Commissione Nazionale per le Società e la Borsa (CONSOB) pursuant to Italian laws and regulations. The Offer is being carried out in the Republic of Italy (Italy) as an exempted offer pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the Financial Services Act) and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of 14 May 1999, as amended. Accordingly, Holders or beneficial owners of the Bonds that are located in Italy can tender Bonds in the Offer through authorised persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.
United Kingdom. The communication of this announcement, the Tender Offer Memorandum and any other documents or materials relating to the Offer is not being made and such documents and/or materials have not been approved by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to, and may only be acted upon by, those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Financial Promotion Order)) or persons who are within Article 43 of the Financial Promotion Order, or any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order.
France. The Offer is not being made, directly or indirectly, to the public in the Republic of France (France). This announcement, the Tender Offer Memorandum and any other document or material relating to the Offer have only been and shall only be distributed in France to qualified investors as defined in Article 2(e) of Regulation (EU) 2017/1129. Neither this announcement nor the Tender Offer Memorandum has been or will be submitted for clearance to or approved by the Autorité des marchés financiers.